Exhibit 99(a)(1)(B)

FS GLOBAL CREDIT OPPORTUNITIES FUND—T2

LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER TO PURCHASE DATED JUNE 10, 2019

THE OFFER WILL EXPIRE AT 4:00 P.M., EASTERN TIME, ON
 JULY 18, 2019, UNLESS THE OFFER IS EXTENDED

Any questions concerning the offer or this Letter of Transmittal can be directed to your financial advisor or please call FS Global Credit Opportunities Fund—T2 (the “Company”).

For delivery by internet (if applicable):

Visit www.shareholder.broadridge.com/FSInvestments to enter the 16 digit tender control number from your shareholder letter along with the PIN (last four digits of the primary owner’s social security number or tax ID). Once the number of shares is selected, click the Finalize button to electronically sign (if applicable) OR Print, Sign and Mail the Letter of Transmittal.

For delivery by registered, regular, certified or express
mail, by overnight courier or by personal delivery:
FS Global Credit Opportunities Fund—T2
c/o Broadridge Corporate Issuer Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11717

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Company.

The offer to purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

LETTER OF TRANSMITTAL (continued)

Ladies and Gentlemen:

This Letter of Transmittal is provided in connection with the Company’s offer dated June 10, 2019 to purchase up to the lesser of (i) 43,049 of the Company’s issued and outstanding common shares of beneficial interest, par value $0.001 per share (the “Shares”) (which number represents 5% of the weighted average number of Shares outstanding for the calendar year ended December 31, 2018), and (ii) the greater of (x) the number of Shares that the Company can repurchase with the aggregate proceeds it has received from the sale of Shares under its distribution reinvestment plan during the twelve-month period ending on the Expiration Date (as defined below) (less the amount of any such proceeds used to repurchase Shares on each previous repurchase date for tender offers conducted during such period) and (y) the number of Shares that the Company can repurchase with the proceeds it receives from the sale of Shares under its distribution reinvestment plan during the three-month period ending on the Expiration Date (the “Offer to Purchase”). The person(s) submitting this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company formed as a Delaware statutory trust, the number of Shares specified below in Section B “Number of Shares Being Tendered” for purchase by the Company at a price equal to the net asset value per share (“NAV per Share”) as of June 28, 2019 (the “Purchase Price”), minus any applicable contingent deferred sales charge (as described in Section 1 of the Offer to Purchase), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, collectively constitute the “Offer”). As an example of the Purchase Price, the NAV per Share on May 31, 2019, the most recent date on which Shares were issued pursuant to the Company’s distribution reinvestment plan, was $7.5455 per Share. The Purchase Price for Shares in this Offer may be higher or lower than this amount. The Offer will expire at 4:00 P.M., Eastern Time, on July 18, 2019 (the “Expiration Date”), unless extended.

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints DST Systems, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

The name(s) of the registered holder(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event the name(s) of the holder(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the

LETTER OF TRANSMITTAL (continued)

conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the Signatory will be made on behalf of the Company by check or wire transfer to the account identified by the Signatory below.

If the Signatory participates in the Company’s distribution reinvestment plan, the Signatory will continue to participate in the distribution reinvestment plan unless the Company is otherwise notified by the Signatory. Notwithstanding the foregoing, if the Signatory tenders all of their Shares in the Offer (whether or not the Company accepts all such Shares for payment pursuant to the Offer), the Signatory’s participation in the distribution reinvestment plan will automatically cease with respect to distributions scheduled to be paid after the Expiration Date. If the Signatory holds Shares in a brokerage account maintained at LPL Financial LLC, all such distributions scheduled to be paid after the Expiration Date will be remitted to LPL Financial LLC to be credited to the Signatory’s brokerage account. If the Signatory does not hold Shares in a brokerage account maintained at LPL Financial LLC all such distributions scheduled to be paid after the Expiration Date will be paid in cash by check mailed to the registered holder at the address on file with the Company.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

FS GLOBAL CREDIT OPPORTUNITIES FUND—T2

SECOND QUARTER 2019 TENDER AUTHORIZATION FORM
A. SHAREHOLDER(S) INFORMATION

Registration Information

Beneficial Owner(s) Information

Primary Holder Name

Social Security or Tax ID No.
Telephone No.

Secondary Holder Name

Social Security or Tax ID No.
Telephone No.

FSGCO-T2 Account No. (if known)	BIN (if applicable):

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the share ledger maintained by the Company’s transfer agent)*

* For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Letter of Transmittal in the “Registered Holder Signature” block in Section D.

Name of Registered Holder
(e.g., custodian if shares are registered in the name of a custodian)
Address
	(street)	(city/state)	(zip)
Telephone No
B. NUMBER OF SHARES BEING TENDERED (select one option)

☐   All Shares owned as of the Expiration Date

☐   Partial tender of                 Shares*

*Provide a number of shares. You must either tender at least 25% of the Shares you have purchased or all of the Shares that you own. If you choose to tender only a portion of your Shares, you generally must maintain a minimum balance of $5,000 worth of Shares following the tender of Shares for repurchase.

This FSGCO-T2 Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated June 10, 2019.

SECOND QUARTER
2019 TENDER AUTHORIZATION FORM

C. REMITTANCE INFORMATION (select one option, if applicable)

If no option is selected, (i) all proceeds from tenders processed for custodial accounts will be remitted to the custodian and (ii) and all proceeds from tenders processed for non-custodial accounts will be remitted to the address of record for the owner(s).

All proceeds from tenders processed for LPL Financial and other custodial accounts will be remitted to the shareholder’s brokerage account regardless of the option selected below.

☐	Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.
☐	Remit payment in the name of the owner(s) directly to the bank account on record. If no such bank account information is on record with the Company, payment will be remitted in the name of the owner(s) to the address of record for the owner(s).
☐	Remit payment in the name of the following account holder and to the following bank account via ACH (signature guarantee required in Section D). If no signature guarantee is provided in Section D, payment will be remitted in the name of the owner(s) to the address of record for the owner(s).

Bank Name

Bank Routing No.

Bank Account No.

Bank Account Holder Name

This FSGCO-T2 Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated June 10, 2019.

SECOND QUARTER 2019
TENDER AUTHORIZATION FORM

D. SIGNATURE (all registered holders must sign)

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by the Company, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C “Remittance Information” above. By executing this Letter of Transmittal, the Signatory hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated in Section B “Number of Shares Being Tendered” above.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner	Signature – Beneficial Owner

Date	Date

Custodian authorization (Required for custodial accounts)

Signature Guarantee:*
The undersigned hereby guarantees the signature of the registered holder, or, if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.
Institution Issuing Guarantee:
Name
Address
(street)

	(city/state)	(zip)
Authorized Signature:
Name
Title	Date

*Signature Guarantee to be completed only if required by Section C “Remittance Information.”

This FSGCO-T2 Tender Authorization Form is valid only in conjunction with the terms of the Offer to
Purchase dated June 10, 2019.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1.   Guarantee of Signatures.   If required by Section C “Remittance Information,” signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).

2.   Delivery of Letter of Transmittal.   This Letter of Transmittal, properly completed and duly executed, should be (i) transmitted via the internet by visiting shareholder.broadridge.com/fsinvestments to enter the 16 digit tender control number from your shareholder letter along with PIN (last four digits of the primary owner’s social security number or tax ID), select the number of shares and click the Finalize button to electronically sign (if applicable) OR Print, Sign and Mail the Letter of Transmittal or (ii) sent by mail or courier or delivered by personal delivery to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.

A properly completed and duly executed Letter of Transmittal must be received by the Company (i) via the Internet using the instructions set forth on the front page of this Letter of Transmittal or (ii) at the address set forth on the front page of this Letter of Transmittal, in each case by 4:00 P.M., Eastern Time, on July 18, 2019, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3.   Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.

(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

(d) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares or of the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, or if the Purchase Price is to be remitted to any person(s) other than the registered holder(s) of such Shares, signatures must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

INSTRUCTIONS TO LETTER OF TRANSMITTAL (continued)

4.   Withholding.   The Company is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.

5.   Transfer Taxes.   The Company will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to any person(s) other than the registered holder(s), the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

6.   Determinations of Validity.   All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering shareholders to challenge the Company’s determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

NONE OF THE COMPANY, ITS BOARD OF TRUSTEES, FS GLOBAL ADVISOR, LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

7.   Requests for Assistance or Additional Copies.   Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address set forth on the cover page of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.

8.   Backup Withholding.    To prevent the imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments, each shareholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (“Form W-9”) (for U.S. Shareholders) or IRS Form W-8BEN (“Form W-8BEN”), IRS Form W-8BEN-E (“Form W-8BEN-E”), IRS Form W-8IMY (“Form W-8IMY”), IRS Form W-8ECI (“Form W-8ECI”), IRS Form W-8EXP (“Form W-8EXP”) or other applicable form (for Non-U.S. Shareholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company.

INSTRUCTIONS TO LETTER OF TRANSMITTAL (continued)

If backup withholding applies, the Company is required to withhold a portion of any payment made to the shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.

Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a holder must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, signed under penalties of perjury, attesting to that person’s exempt status. A holder would use an IRS Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A non-U.S. holder may also use an IRS Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

HOLDERS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

9.   Cost Basis.   The Company has elected the first-in, first-out (FIFO) method as the default for calculating cost basis for Shares as defined in the Company’s offering documents. If you wish to change your cost basis method, please go to www.fsinvestments.com, click through “investor login” and login into your account and select “Cost Basis Options”. Alternatively, please contact the Company at (877) 628-8575.

*      *      *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) (OR A COPY THEREOF) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.